MAJORITY WRITTEN CONSENT
                           OF THE BOARD OF TRUSTEES OF

                     JOHN HANCOCK INSTITUTIONAL SERIES TRUST
                                  on behalf of
                        Independence Growth & Income Fund


               Change of Name of Independence Growth & Income Fund
               ---------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated October 31, 1994, as amended from time to time, to the extent necessary to reflect the change of the name of Independence Growth & Income Fund to John Hancock Independence Diversified Core Equity Fund II, effective October 1, 1999.

         IN WITNESS WHEREOF, the undersigned have executed this instrument, together and in counterpart, as of the 27th day of September, 1999.


/s/Edward J. Boudreau, Jr.                              /s/Charles L. Ladner
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 Charles L. Ladner

/s/Stephen L. Brown                                     /s/Leo E. Linbeck, Jr.
-------------------                                     ----------------------
Stephen L. Brown                                        Leo E. Linbeck, Jr.

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Richard S. Scipione
------------------------                                ----------------------
William H. Cunningham                                   Richard S. Scipione

/s/Ronald R. Dion                                       /s/Norman H. Smith
-----------------                                       ------------------
Ronald R. Dion                                          Norman H. Smith

/s/Harold R. Hiser, Jr.                                 /s/John P. Toolan
-----------------------                                 -----------------
Harold R. Hiser, Jr.                                    John P. Toolan

/s/Anne C. Hodsdon
------------------
Anne C. Hodsdon

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



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